As filed with the Securities and Exchange Commission on August 2, 1999
                       --Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                VACU-DRY COMPANY
                 (Exact name of issuer specified in its charter)

                               Delaware 94-3115180
          (State of incorporation) (I.R.S. Employer Identification No.)
                              --------------------

          100 Stony Point Road, Suite 200, Santa Rosa, California 95401
                    (Address of Principal Executive Offices)

                       1996 STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                      Gary L. Hess, Chief Executive Officer
          100 Stony Point Road, Suite 200, Santa Rosa, California 95401
                                                             (925) 988-6550
           (Name and Address and Telephone Number of Agent of Service)

                                   Copies To:

                              Roger S. Mertz, Esq.
                                Severson & Werson
                       One Embarcadero Center, 26th Floor
                         San Francisco, California 94111
                                 (415) 398-3344


                         CALCULATION OF REGISTRATION FEE


Title of Securities to Be        Amount to Be  Proposed Maximum   Proposed Maximum    Amount of
Registered                       Registered(1) Offering Price     Aggregate Offering  Registration Fee
                                               Per Share (2)      Price (2)
-------------------------        ------------- ----------------   ------------------  ----------------
Common Stock, no par value,        89,474      $5.00              $447,370             $124
subject to outstanding options    122,500       8.00               980,000              272
with fixed exercise prices
under the Vacu-dry Company
1996 Stock Option Plan, as
amended

Common Stock, no par value,        63,026      $8.75(3)           $551,478(3)          $153.00(3)
not subject to outstanding
options with fixed exercise
prices under the Vacu-dry
Company 1996 Stock Option
Plan, as amended



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1996 Stock Option Plan in order to adjust the number of shares reserved for issuance as the result of any future stock split, stock dividend, or similar adjustment of the Registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise prices of options granted as of the filing date of this Registration Statement.

(3) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the amount of the registration fee, based on the average of the bid and asked sale prices of the Registrant's common stock as reported on the Nasdaq National Market on July 29, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) All  other  reports,  if any,  filed by the  Company  pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended June 30, 1998;

          (c) The description of the Company's Common Stock contained in a registration statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the California Corporations Code (the "Code"), the Company's Articles of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of
Section 204 of the Code, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified.

         The Company's Articles of Incorporation and its Bylaws provide for indemnification of directors and officers of the Company to the fullest extent permitted by the Code for claims against them in their official capacities, including stockholders' derivative actions.

         Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

5           Opinion of Severson & Werson, A Professional Corporation

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Counsel (contained in Exhibit 5)

24          Power of Attorney (See Page II-4).

99.1        Vacu-dry Company 1996 Stock Option Plan, as amended

99.2 Form of Stock Option Agreement for use with Vacu-dry Company 1996 Stock Option Plan, as amended

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on August 2, 1999.

                                               VACU-DRY COMPANY



                                               By:  /s/ Gary L. Hess
                                                    -----------------
                                                    Gary L. Hess
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Hess his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                                  Date
---------              -----                                  ----
                       Chief Executive Officer, Chief      August 2, 1999
/s/ Gary L. Hess       Financial Officer, and President
Gary L. Hess           (Principal Executive, Financial
                       and Accounting Officer)

/s/ Edward Koplovsky   Director                            August 2, 1999
Edward Koplovsky

/s/ Roger S. Mertz     Director                            August 2, 1999
Roger S. Mertz

/s/ Fredric Selinger   Director                            August 2, 1999
Fredric Selinger

Craig R. Stapleton     Director                            August __, 1999

/s/ Donal Sugrue       Director                            August 2, 1999
Donal Sugrue

                                INDEX TO EXHIBITS


Exhibit No.    Description
----------     -----------

5              Opinion of Severson & Werson, A Professional Corporation

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Counsel (contained in Exhibit 5)

24             Power of Attorney (See page II-4).

99.1           Vacu-dry Company 1996 Stock Option Plan, as amended

99.2 Form of Stock Option Agreement for use with Vacu-dry Company 1996 Stock Option Plan, as amended